Exhibit 99.1

Atlas Energy Solutions Announces Second Quarter 2025 Results

Austin, TX – August 4, 2025 – Atlas Energy Solutions Inc. (NYSE: AESI) (“Atlas” or the “Company”) today reported financial and operating results for the second quarter ended June 30, 2025.

Second Quarter 2025 Highlights

•
Total sales of $288.7 million
•
Net (loss) of ($5.6) million ((1.9)% Net Income Margin)
•
Adjusted EBITDA of $70.5 million (24.4% Adjusted EBITDA Margin) (1)
•
Net cash provided by operating activities of $88.6 million
•
Adjusted Free Cash Flow of $48.9 million (16.9% Adjusted Free Cash Flow Margin) (1)
•
Maintained quarterly dividend of $0.25 per share, payable August 21, 2025
•
Subsequent to quarter close, Atlas acquired PropFlow, a patented sand filtration system designed to eliminate debris from proppant at the wellsite

Financial Summary

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
	(unaudited, in thousands, except percentages)
Revenue	$288,676	$297,591	$287,518
Net income (loss)	$(5,558)	$1,219	$14,837
Net Income (loss) Margin	(2%)	0%	5%
Adjusted EBITDA	$70,459	$74,291	$79,072
Adjusted EBITDA Margin	24%	25%	28%
Net cash provided by (used in) operating activities	$88,642	$(7,450)	$60,856
Adjusted Free Cash Flow	$48,870	$58,758	$73,654
Adjusted Free Cash Flow Margin	17%	20%	26%
(1)
Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are non-GAAP financials measures. See Non-GAAP Financial Measures for a discussion of these measures and a reconciliation of these measures to our most directly comparable financial measures calculated and presented in accordance with GAAP.

John Turner, President & CEO, commented, “Despite the slowdown in activity across the Permian Basin, Atlas delivered strong free cash flow in the second quarter of 2025, a testament to Atlas's operational excellence. This was our first full quarter of contribution from our new Power segment, and we are excited about this business’ potential as we evaluate opportunities in production support, micro-grid, and commercial and industrial applications. The Dune Express is now fully operational, and, today, a majority of the sand deliveries from our Kermit plant are taking place at our End of Line and State Line facilities.”

“While the West Texas completions market in the second half of 2025 is expected to be challenging, Atlas’s status as the low-cost producer with an advantaged logistics network positions us well to gain market share and enhance our position as the leading provider of proppant and logistics in the Permian Basin. Combined with our burgeoning Power platform, Atlas is well positioned for growth in 2026 and beyond.”

Second Quarter 2025 Financial Results

Second quarter 2025 total sales decreased $8.9 million, or 3.0% when compared to the first quarter of 2025, to $288.7 million. Product sales decreased $13.4 million, or 9.6% when compared to the first quarter of 2025, to $126.3 million. Second quarter 2025 sales volumes decreased to 5.4 million tons, or approximately 4.0% when compared to the first quarter of 2025. Service sales decreased $4.2 million, or 2.8% when compared to the first quarter of 2025, to $146.4 million. Second quarter 2025 rental revenue increased $8.7 million, or 119.2% when compared to first quarter of 2025, to $16.0 million.

Second quarter 2025 cost of sales (excluding depreciation, depletion and accretion expense) (“cost of sales”) decreased by $10.2 million, or 4.9% when compared to the first quarter of 2025, to $195.9 million. Cost of sales consisted of $60.9 million of plant operating costs, $123.9 million related to service costs, $5.9 million related to rental costs and $5.2 million in royalties.

Selling, general and administrative expenses for the second quarter of 2025 remained consistent when compared to the first quarter of 2025, at $34.4 million.

Net (loss) for the second quarter of 2025 was ($5.6) million, and Adjusted EBITDA for the second quarter of 2025 was $70.5 million.

Liquidity, Capital Expenditures and Other

As of June 30, 2025, the Company’s total liquidity was $203.6 million, which was comprised of $78.8 million in cash and cash equivalents, and $124.8 million of availability under the Company’s 2023 ABL Credit Facility.

Quarterly Cash Dividend

On August 3, 2025, the Board of Directors of Atlas declared a dividend to common stockholders of $0.25 per share, or approximately $30.9 million in aggregate to shareholders. The dividend will be payable on August 21, 2025 to shareholders of record at the close of business on August 14, 2025.

Future Guidance

The Company is providing financial guidance for the third quarter of 2025. Guidance is based on current outlook and plans and is subject to a number of known and unknown uncertainties and risks and constitutes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 as further described under the Cautionary Statement below. Actual results may differ materially from the guidance set forth below.

For the third quarter of 2025, management expects a sequential increase in proppant sales volume and a greater contribution from our Power segment to be offset by a decrease in average proppant sales prices and short-fall payments, resulting in a modest decline in consolidated revenue and adjusted EBITDA.

Conference Call Information

The Company will host a conference call to discuss financial and operational results on Tuesday, August 5, 2025 at 9:00am Central Time (10:00am Eastern Time). Individuals wishing to participate in the conference call should dial (877) 407-4133. A live webcast will be available at https://ir.atlas.energy/. Please access the webcast or dial in for the call at least 10 minutes ahead of the start time to ensure a proper connection. An archived version of the conference call will be available on the Company’s website shortly after the conclusion of the call.

The Company will also post an updated investor presentation titled “Investor Presentation August 2025”, in addition to a "August 2025 Growth Projects Update" video, at https://ir.atlas.energy/ in the "Presentations” section under “News & Events” tab on the Company’s Investor Relations webpage prior to the conference call.

About Atlas Energy Solutions

Atlas Energy Solutions Inc. (NYSE: AESI) is a leading solutions provider to the energy industry. Atlas’s portfolio of offerings includes oilfield logistics, distributed power systems, and the largest proppant supply network in the Permian Basin. With a focus on leveraging technology, automation, and remote operations to enhance efficiencies, Atlas is centered on a core mission of improving human access to the hydrocarbons that power our lives and, by doing so, maximizing value creation for our shareholders.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are predictive or prospective in nature, that depend upon or refer to future events or conditions or that include the words “may,” “assume,” “forecast,” “position,” “strategy,” “potential,” “continue,” “could,” “will,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Examples of forward-looking statements include, but are not limited to statements regarding: the anticipated financial performance of Atlas following the recent acquisition of Moser Energy Systems (the “Moser Acquisition”), expected accretion to Adjusted EBITDA, expectations regarding the leverage and dividend profile and expectations of Atlas, our plans and expectations regarding our stock repurchase program; the expected synergies and efficiencies to be achieved as a result of the Moser Acquisition; expansion and growth of Atlas’s business following the Moser Acquisition, our business strategy, industry, future operations and profitability, expected capital expenditures and the impact of such expenditures on our performance, statements about our financial position, production, revenues and losses, our capital programs, management changes, current and potential future long-term contracts and our future business and financial performance.

Although forward-looking statements reflect our good faith beliefs at the time they are made, we caution you that these forward-looking statements are subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include but are not limited to: uncertainties as to whether the Moser Acquisition will achieve its anticipated benefits and projected synergies within the expected time period or at all; Atlas’s ability to integrate Moser’s operations in a successful manner and in the expected time period; unforeseen or unknown liabilities, future capital expenditures and potential litigation relating to the Moser Acquisition; unexpected future capital expenditures; our ability to successfully execute our stock repurchase program or implement future stock repurchase programs; commodity price volatility, including volatility stemming from the ongoing armed conflicts between Russia and Ukraine and Israel and Hamas; increasing hostilities and instability in the Middle East; adverse developments affecting the financial services industry; changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements, including such changes that may be implemented by U.S. and foreign governments; our ability to complete growth projects, on time and on budget; the risk that stockholder litigation in connection with our recent corporate reorganization may result in significant costs of defense, indemnification and liability; changes in general economic, business and political conditions, including changes in the financial markets; transaction costs; actions of OPEC+ to set and maintain oil production levels; the level of production of crude oil, natural gas and other hydrocarbons and the resultant market prices of crude oil; inflation; environmental risks; operating risks; regulatory changes; lack of demand; market share growth; the uncertainty inherent in projecting future rates of reserves; production; cash flow; access to capital; the timing of development expenditures; the ability of our customers to meet their obligations to us; our ability to maintain effective internal controls; and other factors discussed or referenced in our filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”), including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on February 25, 2025 and Quarterly Report on Form 10-Q, filed with the SEC on May 6 2025, and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact

Kyle Turlington

5918 W Courtyard Drive, Suite #500
Austin, Texas 78730
United States
T: 512-220-1200
IR@atlas.energy

Atlas Energy Solutions Inc.

Condensed Consolidated Statements of Income

(unaudited, in thousands, except per share data)

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024

Product revenue	$126,328	$139,645	$128,210
Service revenue	146,355	150,609	159,308
Rental revenue	15,993	7,337	—
Total revenue	288,676	297,591	287,518
Cost of sales (excluding depreciation, depletion and accretion expense)	195,904	206,063	202,136
Depreciation, depletion and accretion expense	40,633	37,000	25,027
Gross profit	52,139	54,528	60,355
Selling, general and administrative expense (including stock-based compensation expense of $8,290, $6,518, and $5,466, respectively)	34,371	34,412	27,266
Credit loss expense	4,110	—	—
Amortization expense of acquired intangible assets	6,465	4,785	3,768
Loss on the disposal of assets	—	—	11,098
Insurance recovery (gain)	—	—	(10,000)
Operating income	7,193	15,331	28,223
Interest (expense), net	(14,798)	(12,078)	(10,458)
Other income, net	370	259	138
Income (loss) before income taxes	(7,235)	3,512	17,903
Income tax expense (benefit)	(1,677)	2,293	3,066
Net income (loss)	$(5,558)	$1,219	$14,837

Net income (loss) per common share
Basic	$(0.04)	$0.01	$0.13
Diluted	$(0.04)	$0.01	$0.13
Weighted average common shares outstanding
Basic	123,655	118,245	111,064
Diluted	123,655	119,747	112,023

Atlas Energy Solutions Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024

Operating activities:
Net income (loss)	$(5,558)	$1,219	$14,837
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, depletion and accretion expense	41,717	38,264	25,886
Amortization expense of acquired intangible assets	6,465	4,785	3,768
Amortization of debt discount	1,399	1,109	1,083
Amortization of deferred financing costs	97	106	118
Loss on disposal of assets	—	—	11,098
Stock-based compensation	8,290	6,518	5,466
Deferred income tax	(3,002)	1,379	2,758
Credit loss expense	4,110	—	—
Other	(108)	(122)	(744)
Changes in operating assets and liabilities:	35,232	(60,708)	(3,414)
Net cash provided by (used in) operating activities	88,642	(7,450)	60,856

Investing activities:
Purchases of property, plant and equipment	(40,268)	(52,389)	(115,790)
Acquisition, net of cash acquired	—	(181,511)	—
Proceeds from insurance recovery	—	5,398	—
Net cash used in investing activities	(40,268)	(228,502)	(115,790)

Financing Activities:
Proceeds from equity offering, net of issuance costs	—	253,070	—
Proceeds from term loan borrowings	—	188,805	3,039
Principal payments on term loan borrowings	(4,752)	(4,725)	(4,217)
Payment on ABL credit facility	—	(70,000)	—
Payment on Deferred Cash Consideration Note	—	(101,252)	—
Payments under finance leases	(732)	(959)	(846)
Repayment of equipment finance notes	(1,223)	(841)	(855)
Repurchases of Common Stock under share repurchase program	(200)	—	—
Dividends	(30,906)	(30,435)	(24,168)
Taxes withheld on vesting RSUs	(426)	(595)	—
Issuance costs associated with debt financing	—	(146)	(416)
Net cash provided (used in) by financing activities	(38,239)	232,922	(27,463)
Net increase (decrease) in cash and cash equivalents	10,135	(3,030)	(82,397)
Cash and cash equivalents, beginning of period	68,674	71,704	187,120
Cash and cash equivalents, end of period	$78,809	$68,674	$104,723

Atlas Energy Solutions Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	As of	As of
	June 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$78,809	$71,704
Accounts receivable, net	185,978	165,967
Inventories, prepaid expenses and other current assets	69,672	51,747
Total current assets	334,459	289,418
Property, plant and equipment, net	1,551,241	1,486,246
Right-of-use assets	23,271	18,666
Goodwill	137,326	68,999
Intangible assets	198,155	105,867
Other long-term assets	3,323	3,456
Total assets	$2,247,775	$1,972,652
Liabilities and stockholders' equity
Current liabilities:
Accounts payable, including related parties	90,663	119,244
Accrued liabilities and other current liabilities	87,730	80,085
Current portion of long-term debt	36,355	43,736
Total current liabilities	214,748	243,065
Long-term debt, net of discount and deferred financing costs	492,069	466,989
Deferred tax liabilities	240,812	206,872
Other long-term liabilities	28,814	19,170
Total liabilities	976,443	936,096
Total stockholders' equity	1,271,332	1,036,556
Total liabilities and stockholders’ equity	$2,247,775	$1,972,652

Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Adjusted Free Cash Flow Conversion and Maintenance Capital Expenditures are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others, in the case of Adjusted EBITDA, to assess our consolidated operating performance on a consistent basis across periods by removing the effects of development activities, provide views on capital resources available to organically fund growth projects and, in the case of Adjusted Free Cash Flow, assess the financial performance of our assets and their ability to sustain dividends or reinvest to organically fund growth projects over the long term without regard to financing methods, capital structure, or historical cost basis.

These measures do not represent and should not be considered alternatives to, or more meaningful than, net income, income from operations, net cash provided by operating activities or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Adjusted EBITDA and Adjusted Free Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income, the most directly comparable GAAP financial measure. Our computation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Adjusted Free Cash Flow Conversion and Maintenance Capital Expenditures may differ from computations of similarly titled measures of other companies.

Non-GAAP Measure Definitions:

•
We define Adjusted EBITDA as net income before depreciation, depletion and accretion, amortization expense of acquired intangible assets, interest expense, income tax expense, stock and unit-based compensation, loss on extinguishment of debt, loss on disposal of assets, insurance recovery (gain), unrealized commodity derivative gain (loss), other acquisition related costs, and other non-recurring costs. Management believes Adjusted EBITDA is useful because it allows management to more effectively evaluate the Company’s consolidated operating performance and compare the results of its operations from period to period and against our peers without regard to financing method or capital structure. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain prior period non-recurring costs of goods sold are now included as an add-back to adjusted EBITDA in order to conform to the current period presentation and to more accurately describe the Company’s consolidated operating performance and results period over period.
•
We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total sales.
•
We define Adjusted Free Cash Flow as Adjusted EBITDA less Maintenance Capital Expenditures. Management believes that Adjusted Free Cash Flow is useful to investors as it provides a measure of the ability of our business to generate cash.
•
We define Adjusted Free Cash Flow Margin as Adjusted Free Cash Flow divided by total sales.
•
We define Adjusted Free Cash Flow Conversion as Adjusted Free Cash Flow divided by Adjusted EBITDA.
•
We define Maintenance Capital Expenditures as capital expenditures excluding growth capital expenditures, reconstruction of previously incurred growth capital expenditures, equipment assets acquired through debt, and asset retirement obligations. Certain prior period equipment assets acquired through debt and asset retirement obligations have been removed from capital expenditures in order to conform to the current period presentation and to more accurately describe the Company’s consolidated operating performance and results period-over-period.

Atlas Energy Solutions Inc. – Supplemental Information

Reconciliation of Adjusted EBITDA and Adjusted Free Cash Flow to Net Income

(unaudited, in thousands)

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
Net income (loss)	$(5,558)	$1,219	$14,837
Depreciation, depletion and accretion expense	41,717	38,264	25,886
Amortization expense of acquired intangible assets	6,465	4,785	3,768
Interest expense	14,955	13,046	12,014
Income tax expense (benefit)	(1,677)	2,293	3,066
EBITDA	$55,902	$59,607	$59,571
Stock-based compensation	8,290	6,518	5,466
Loss on disposal of assets (1)	—	—	11,098
Insurance recovery (gain) (2)	—	—	(10,000)
Other non-recurring costs (3)	4,298	849	7,049
Other acquisition related costs (4)	1,969	7,317	5,888
Adjusted EBITDA	$70,459	$74,291	$79,072
Maintenance Capital Expenditures (5)	$21,589	$15,533	$5,418
Adjusted Free Cash Flow	$48,870	$58,758	$73,654

Atlas Energy Solutions Inc. – Supplemental Information

Reconciliation of Adjusted Free Cash Flow to Net Cash Provided by Operating Activities

(unaudited, in thousands, except percentages)

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
Net cash provided by (used in) operating activities	$88,642	$(7,450)	$60,856
Current income tax expense (benefit) (5)	1,325	914	308
Change in operating assets and liabilities	(35,232)	60,708	3,414
Cash interest expense (5)	13,459	11,831	10,813
Maintenance capital expenditures (5)	(21,589)	(15,533)	(5,418)
Credit loss expense	(4,110)	—	—
Other non-recurring costs (3)	4,298	849	7,049
Other acquisition related costs (4)	1,969	7,317	5,888
Insurance recovery (gain) (2)	—	—	(10,000)
Other	108	122	744
Adjusted Free Cash Flow	$48,870	$58,758	$73,654
Adjusted EBITDA Margin	24%	25%	28%
Adjusted Free Cash Flow Margin	17%	20%	26%
Adjusted Free Cash Flow Conversion	69%	79%	93%

(1)
Represents loss on disposal of assets as a result of the fire at one of the Kermit plants that caused damage to the physical condition of the Kermit asset group.
(2)
Represents insurance recovery (gain) deemed collectible and legally enforceable related to the fire at one of the Kermit plants.
(3)
Other non-recurring costs includes costs incurred during our 2025 Term Loan Credit Facility transaction, credit loss expense due to a dispute with a counterparty, reorganization under a new public holding company (the “Up-C Simplification”), temporary loadout, and other infrequent and unusual costs.
(4)
Represents transactions costs incurred in connection with acquisitions, including fees paid to finance, legal, accounting and other advisors, employee retention and benefit costs, and other operational and corporate costs.

(5)
A reconciliation of these items used to calculate Adjusted Free Cash Flow to comparable GAAP measures is included below.

Atlas Energy Solutions Inc. – Supplemental Information

Reconciliation of Maintenance Capital Expenditures to Purchase of Property, Plant and Equipment

(unaudited, in thousands)

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
Maintenance Capital Expenditures, accrual basis reconciliation:
Purchases of property, plant and equipment	$40,268	$52,389	$115,790
Changes in operating assets and liabilities associated with investing activities, equipment assets acquired through debt, and asset retirement obligations (1)	34	(13,526)	16,134
Less: Equipment assets acquired through debt and asset retirement obligations	(6,154)	(3,374)	(1,745)
Less: Growth capital expenditures and reconstruction of previously incurred growth capital expenditures	(12,559)	(19,956)	(124,761)
Maintenance Capital Expenditures, accrual basis	$21,589	$15,533	$5,418
(1)
Positive working capital changes reflect capital expenditures in the current period that will be paid in a future period. Negative working capital changes reflect capital expenditures incurred in a prior period but paid during the period presented. In addition, this amount includes equipment assets acquired through debt and asset retirement obligations.

Atlas Energy Solutions Inc. – Supplemental Information

Reconciliation of Current Income Tax Expense to Income Tax Expense

(unaudited, in thousands)

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
Current tax expense reconciliation:
Income tax expense (benefit)	$(1,677)	$2,293	$3,066
Less: deferred tax expense	3,002	(1,379)	(2,758)
Current income tax expense (benefit)	$1,325	$914	$308

Atlas Energy Solutions Inc. – Supplemental Information

Cash Interest Expense to Income Expense, Net

(unaudited, in thousands)

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
Cash interest expense reconciliation:
Interest expense, net	$14,798	$12,078	$10,458
Less: Amortization of debt discount	(1,399)	(1,109)	(1,083)
Less: Amortization of deferred financing costs	(97)	(106)	(118)
Less: Interest income	157	968	1,556
Cash interest expense	$13,459	$11,831	$10,813